EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                           Dated:  February 13, 2002


                              ARTISAN INVESTMENT CORPORATION
                                  for itself and as general partner of
                                  ARTISAN PARTNERS LIMITED PARTNERSHIP


                              By: /s/ Andrew A. Ziegler
                                  -----------------------------------
                                         Andrew A. Ziegler
                                         President


                               ANDREW A. ZIEGLER

                               /s/ Andrew A. Ziegler
                               -----------------------------------------------


                               CARLENE MURPHY ZIEGLER

                               /s/ Carlene Murphy Ziegler
                               -----------------------------------------------

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